UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 22, 2009
Date of Report (Date of earliest event reported)
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Energy Transfer Partners, L.P. (the “Partnership”) is filing the unaudited interim Consolidated Balance Sheets and related Notes of Energy Transfer Partners GP, L.P. and Energy Transfer Partners, L.L.C. as of June 30, 2009, which are included as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. Energy Transfer Partners, L.L.C. is the sole general partner of Energy Transfer Partners GP, L.P., the general partner of the Partnership.
     As previously reported, on August 26, 2009, the Partnership entered into an Equity Distribution Agreement (the “Agreement”) with UBS Securities LLC (“UBS”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through UBS, as the Partnership’s sales agent, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $300,000,000 (the “Units”). Legal opinions relating to the Units are filed herewith as Exhibits 5.1 and 8.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

Exhibit 99.1	Consolidated Balance Sheet and related Notes of Energy Transfer Partners GP, L.P. as of June 30, 2009

Exhibit 99.2	Consolidated Balance Sheet and related Notes of Energy Transfer Partners, L.L.C. as of June 30, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: September 22, 2009		/s/ Martin Salinas, Jr.

Martin Salinas, Jr.
Chief Financial Officer